 Exhibit 10.7

Amendment No. 1 to SENIOR CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 (this “Amendment”) to the Senior Convertible Promissory Note (the “Note”) dated January 27, 2015 is effective as of December 31, 2014 (the “Effective Date”), by and among Loton, Corp., a Nevada corporation (“Borrower”), and Trinad Capital Master Fund, Ltd., a Cayman Island exempted company (“Lender”).

WHEREAS, Borrower and Lender entered into the Note to consolidate the outstanding principal and accrued interest that was owed by Borrower under certain prior loans through the Effective Date and establish an increased line of credit for Borrower on the terms set forth in the Note.

WHEREAS, Borrower and Lender desire to amend the Note as set forth in this Amendment, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend the Note as follows:

1.          Amendment to Maturity Date. Section 1 of the Note is hereby amended in its entirety as follows:

“All outstanding unpaid principal and accrued but unpaid interest (the “Loan Balance”) shall be due and payable on June 30, 2016 or such later date as Lender may agree to in writing (the “Maturity Date”) unless, prior to such date, this Note shall have been prepaid in full pursuant to paragraph 4 or converted in its entirety into common stock of Borrower pursuant to paragraph 5.”

2.          Amendment to Conversion Price. Section 5(a) of the Note is hereby amended in its entirety as follows:

“Prior to the Maturity Date or prepayment of the Loan, if Borrower consummates an Equity Financing (as defined in paragraph 5(b)), Lender may, at its sole discretion, elect to convert all or any portion of the then-outstanding Loan Balance into the same type of shares of capital stock issued by Borrower (the “Equity Securities”) in the Equity Financing that occurred immediately prior to the conversion election at a price per share equal to the average price per share paid by investors in such Equity Financing. All such shares of Equity Securities shall be subject to the same terms as the other investors purchasing such Equity Securities in the Equity Financing. In the event of the conversion of this Note into Equity Securities pursuant to this paragraph 5: (i) Lender agrees to surrender this Note for conversion and cancellation and to execute all Equity Securities documents in connection with the conversion of this Note and the issuance of the shares of Equity Securities as may be reasonably requested by Borrower, including, but not limited to, the execution of such subscription, investor rights, co-sale, voting or shareholder agreements executed by investors in an Equity Financing; and (ii) Borrower shall pay to Lender, upon Lender’s request, cash in an amount equal to that portion of the then-outstanding Loan Balance, if any, that would otherwise convert into a fractional share of Equity Securities pursuant to this paragraph 5.”

3.          Capitalized Terms. All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meaning assigned to them in the Note.

4.          Continuing Effectiveness. Except as modified by this Amendment, the Note shall remain in full force and effect and no party by virtue of entering into this Amendment is waiving any rights or obligation that it has under the Note, and once this Amendment is executed by the parties hereto, all references to the “Note” in the Note shall refer to the Note as modified by this Amendment.

5.          Successors. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

6.          Governing Law. This Amendment is governed by the laws of the State of California, without regard to conflict or choice of law principles that would result in the application of any law other than the laws of the State of California.

7.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together comprise but a single instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER

Loton, Corp.

By:
Name:
Its:	Director

LENDER

Trinad Capital Master Fund, Ltd.

By:
Name:	Robert S. Ellin
Its:	Director